UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 31, 2012

SWISHER HYGIENE INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-35067	27-3819646
(Commission File Number)	(I.R.S. Employer Identification No.)

4725 Piedmont Row Drive, Suite 400 Charlotte, North Carolina	28210
(Address of Principal Executive Offices)	(Zip Code)

(704) 364-7707

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 of this report on Form 8-K is hereby incorporated in Item 1.01 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 31, 2012, Swisher Hygiene Inc. (the “Company”) amended and restated its senior secured revolving credit facility with the lenders named therein and Wells Fargo Bank, National Association, as administrative agent for the lenders (the “Amended Credit Facility”). Under the Amended Credit Facility, the Company may borrow a maximum of $50 million, provided such borrowings do not exceed amounts necessary for the Company to meet certain borrowing base requirements and financial covenants. Generally, the borrowing base equals (i) the sum of (a) a percentage of certain accounts of the Company plus (b) a percentage of certain inventory of the Company minus (ii) reserves determined by Wells Fargo Bank. The interest rates and maturity date under the Amended Credit Facility were not modified from the prior Wells Fargo Bank credit facility. The Amended Credit Facility requires that Swisher Hygiene maintain Unencumbered Liquidity, as defined in the Amended Credit Facility, of at least $15 million.

The Amended Credit Facility also provides an extension for the delivery of the Company’s financial statements for the fiscal year ended December 31, 2011 and for the quarterly periods ended March 31, 2012 and June 30, 2012 until the earlier of the date on which the Company delivers such financial statements to the Securities and Exchange Commission or September 30, 2012. At the same time, the Amended Credit Facility waives any Default or Event of Default that may exist as a result of the Company not timely filing its Annual Report on Form 10-K for the year ended December 31, 2011, its Quarterly Report on Form 10-Q for the period ended March 31, 2012, and its Quarterly Report on Form 10-Q for the period ended June 30, 2012, so long as the Company files the Form 10-K and Form 10-Qs by September 30, 2012. The Company cannot provide assurance as to when it will complete these filings.

The foregoing description of the material terms of the Amended Credit Facility is qualified by reference to the terms of the Amended Credit Facility which is filed as Exhibit 10.1 to this report and is incorporated into this report by reference.

On September 4, 2012, the Company issued a press release announcing the Amended Credit Facility. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated into this report by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Seventh Amendment to Credit Agreement and Pledge and Security Agreement, dated August 31, 2012, by and among Swisher Hygiene Inc., the Subsidiary Guarantors party thereto, the Required Lenders named therein and Wells Fargo Bank, National Association. (Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.)

99.1	Press release of Swisher Hygiene Inc. dated September 4, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 4, 2012	SWISHER HYGIENE INC.

	By:	/s/ Thomas Byrne
Thomas Byrne
Interim President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Seventh Amendment to Credit Agreement and Pledge and Security Agreement, dated August 31, 2012, by and among Swisher Hygiene Inc., the Subsidiary Guarantors party thereto, the Required Lenders named therein and Wells Fargo Bank, National Association. (Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.)

99.1	Press release of Swisher Hygiene Inc. dated September 4, 2012